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                                                                    Exhibit 99.1

                             HELLER FINANCIAL, INC.
          FACTORING AND REVOLVING INVENTORY LOAN AND SECURITY AGREEMENT


         This FACTORING AND REVOLVING INVENTORY LOAN AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of the Effective Date and entered into among THE HE-RO GROUP, INC., a New York corporation whose chief executive office is 530 Seventh Avenue, New York, New York 10018, telecopy number (212) 268-1625 ("HG"), NAH NAH COLLECTION, INC., a New York corporation, whose chief executive office is 213 West 35th Street, New York, New York 10001, telecopy number (212) 947-3195 ("NN"), HRNL, Inc., a New York corporation, whose chief executive office is 530 Seventh Avenue, New York, New York 10018, telecopy number (212) 268-1625 ("HRNL", NN and HG hereafter collectively and severally referred to as "Client"), the other Loan Parties signatory hereto and HELLER FINANCIAL, INC., a Delaware corporation, with offices at 150 East 42nd Street, New York, New York 10017, telecopy number (212) 880-7158 ("Heller").

         WHEREAS, Client has requested and Heller has agreed to purchase all of Client's Accounts, provide Advances against such Accounts, provide a Revolving Loan against each Loan Party's Inventory, guaranty Letters of Credit and provide certain services (see Section 16 for the definitions of certain capitalized terms); and

         WHEREAS, each Guarantor is willing to guaranty all of the obligations of Client to Heller under the Loan Documents and to grant to Heller a security interest hereunder in certain property of such Guarantor to secure such guaranty.

         NOW, THEREFORE, in consideration of the agreements, provisions, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party and Heller agree as follows:


SECTION 1. PURCHASE OF ACCOUNTS

         1.1. Client hereby sells, assigns, and transfers to Heller, and Heller hereby agrees to purchase all of Client's Accounts, with full power to Heller to collect and otherwise deal with such Accounts as the sole and exclusive owner thereof.

         1.2.     (a)      Client will submit for Heller's credit approval the
credit requirements of Client's customers, a description of Client's normal selling terms and such other information as Heller requests concerning Client's customers. Heller may, in Heller's sole credit judgment, establish credit lines for sales to Client's customers on Client's normal selling terms or on other selling terms approved by Heller by Written Notice. Client may also submit for Heller's credit approval specific orders from Client's customers and Heller may, in Heller's sole credit judgment, approve such orders on a single order credit approval basis. All of Heller's credit approvals will be by Written Notice and/or Transmission to Client.
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                  (b)      Heller may amend or withdraw a credit line or single
order credit approval at any time prior to the Delivery by notifying Client verbally and/or by Written Notice or Transmission. A single order credit approval will be automatically withdrawn: (i) in the event Delivery is not made on or prior to the expiration date indicated on the single order credit confirmation form Heller sends to Client by Written Notice or Transmission or
(ii) in the event any change is made in any of the terms of the Account without Heller's prior approval by Written Notice or Transmission.

                  (c) Heller will have no liability to Client or to any customer for Heller's refusal to credit approve an Account or Heller's withdrawal or amendment of a credit approval.

         1.3. Heller will assume the Credit Risk on all Approved Accounts. Heller will have full recourse to Client for all Non-Approved Accounts.

         1.4. In the event that monies are at any time owing by a customer for both Approved Accounts and Non-Approved Accounts, any amount when paid by or credited to the customer will be deemed applied first to Approved Accounts.

         1.5. If a bankruptcy or insolvency proceeding is instituted by or against a customer and if Heller agrees by Written Notice to Client to make a claim in such proceeding for Non-Approved Accounts, all amounts distributed to Heller in such proceeding will be shared pro rata between Approved Accounts and Non-Approved Accounts.


SECTION 2. ADVANCES

         2.1. As payment for an Account, (a) the Collected Amount of the Purchase Price of an Account will be credited to Client's account as of the Collection Date and (b) if an Approved Account remains partially or fully unpaid solely as a result of the financial inability of the customer thereon to pay such Approved Account and if such Account is not subject to a Dispute, the Purchase Price of such Approved Account less any Collected Amounts previously credited to Client's account with respect to such Approved Account will be credited to Client's account on the Approved Payment Date for such Approved Account. The payments, when credited to Client's account, shall first be applied to all interest, Advances, and other amounts due Heller hereunder.

         2.2. Subject to the terms and conditions of this Agreement, Heller may, upon any Client's request, and in Heller's sole discretion, make advances to such Client or for such Client's account of up to eighty five percent (85%) of the Purchase Price of such Client's Eligible Accounts, but in no event shall the total of outstanding Advances to all Clients at any one time exceed the Maximum Advance Amount. To the extent that the total of aggregate outstanding Advances to all Clients exceeds the Maximum Advance Amount, Client shall pay to Heller upon its demand any and all amounts necessary to reduce the aggregate outstanding Advances to or below the Maximum Advance Amount. Heller shall establish and may adjust, in its sole discretion, standards to determine whether an Account

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purchased by Heller is eligible for an Advance ("Eligible Account(s)") and the rate of such Advance at such time as any Client requests an Advance. Each such increase or decrease in the rate or amount of any Advance shall become effective immediately for the purposes of calculating availability of Advances hereunder. In addition to the foregoing, at any time Dilution is in excess ("Excess") of
(a) ten percent (10%), the advance rate shall be reduced by one percent (1%) for each percent of such Excess and (b) fifteen percent (15%), the advance rate shall be reduced by two percent (2%) for each percent of such Excess. Without limiting the generality of the foregoing, the following Accounts may, in Heller's sole discretion, not be considered Eligible Accounts: (1) Accounts which are not Approved Accounts; (2) Accounts with respect to which the customer is an Affiliate of Client's or a director, officer, agent, stockholder, or employee of Client's or any of Client's Affiliates; (3) Accounts with respect to which there is any Dispute with the respective customer; (4) any Account with respect to which the customer is a person to which Client is indebted, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Client to such person; (5) Accounts which have been charged back to Client pursuant to Sections 8.1, 8.2, and 8.3 hereof; (6) cash-on-delivery Accounts; (7) cash sale Accounts;
(8) Accounts arising from sales to one customer in excess of thirty-five percent (35%) of all outstanding Accounts, but only to the extent of such excess; and
(9) Accounts due from a customer whose principal place of business is located outside the United States of America that are not covered by a letter of credit, in acceptable form to Heller, in its sole discretion or which are not otherwise Approved Accounts.


SECTION 3. REVOLVING LOANS/LETTERS OF CREDIT

         3.1.     (a)      In addition to Advances described in Section 2 above,
subject to the terms and conditions of this Agreement, Heller will make Revolving Loans to each Client upon such Client's request therefor and in Heller's sole discretion up to, in the case of (1) NN, the NN Borrowing Base plus the Undrawn Supplemental Amount, (2) HG, the HG Borrowing Base plus the Undrawn Supplemental Amount and (3) HRNL, the HRNL Borrowing Base plus the Undrawn Supplemental Amount; provided, however, in no event shall the aggregate Revolving Loans to all Clients exceed (i) the Maximum Revolving Loan Amount plus
(ii) the Supplemental Amount; provided, further, the Supplemental Amount shall equal zero ($0) during at least one consecutive thirty (30) day period during each Contract Year (the "Clean Up Period"). In the event a Clean Up Period has not occurred prior to the last month of any Contract Year, the Clean Up Period shall be deemed to be the last consecutive thirty (30) day period of such Contract Year. Amounts borrowed hereunder may be repaid and reborrowed from time to time until such time as this Agreement terminates. "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Specified Finished Goods Inventory owned by the applicable Client or other HG Entity, as the case may be, and in the applicable Client's or other HG Entity's possession, as the case may be, and located in the United States of America. Heller shall establish and may adjust, in its sole discretion, standards to determine whether Inventory is eligible for a Revolving Loan. Without limiting the foregoing, the following are not Eligible Inventory: (a) work-in-process that is not readily marketable in its current form, (b) finished goods which do not

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meet the specifications of the purchase order for such goods, off-quality goods and goods classified as seconds; (c) Inventory which Heller determines, in the exercise of reasonable discretion and in accordance with Heller's or the applicable Client's or other HG Entity's, as the case may be, customary business practices, to be unacceptable for borrowing purposes due to age, quality, type, category, quantity, and/or any other reason; (d) Inventory with respect to which Heller does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any lien in favor of any person other than Permitted Encumbrances; (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 25 U.S.C. 215 (a) (i); (g) Inventory located at any location other than those locations set forth on Schedule 7.8;
(h) other than Inventory located at a Retail Location, excess, non-active and discontinued goods; (i) shop supplies and packaging materials; (j) goods subject to a proprietary or private label restriction on disposition and (k) Inventory which is not Specified Finished Goods Inventory.

                  (b) To the extent that, at any time, the total of all Revolving Loans outstanding exceeds the Maximum Revolving Loan Amount, Client shall pay to Heller upon its demand any and all amounts necessary to reduce the aggregate outstanding Revolving Loans below the Maximum Revolving Loan Amount.

         3.2.     (a)      Subject to the terms and conditions of this Agreement
and provided that there does not exist a Default or an Event of Default and in reliance upon each Loan Party's representations and warranties herein set forth and provided that there exists sufficient Letter of Credit Availability, Heller shall issue guaranties ("Letter of Credit Guaranties") to banks ("Bank") to induce Bank to issue letters of credit ("Letter of Credit") for Client's account.

                  (b) The aggregate amount of Letter of Credit Guaranties outstanding at any time shall not exceed the Letter of Credit Limit.

                  (c) The Letter of Credit Availability shall be reduced by the amount of the Letter of Credit Reserve. In no event shall any Letter of Credit Guaranty be issued to the extent that the issuance of such Letter of Credit Guaranty would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the outstanding principal balance of the Revolving Loan and Advances to exceed the Maximum Obligations. At such time as Heller makes payment to Bank on such Letter of Credit Guaranties on Client's behalf, all such payments shall be accounted for first as Advances to the extent of Advance Availability, then as Revolving Loans to the extent of Revolving Loan Availability, and shall bear interest as provided herein. Client shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Heller for any amounts paid by Heller with respect to a Letter of Credit Guaranty including all fees, costs and expenses paid by Heller to any bank that issues Letters of Credit. Client hereby authorizes and directs Heller, at its option, to debit Client's account in the amount of any payment made by Heller with respect to any Letter of Credit.




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                  (d)      (i)      Heller shall deliver a guaranty in form
acceptable to Bank to cause a Letter of Credit to be issued only to the extent that sufficient Letter of Credit Availability exists under this Agreement.

                           (ii)     In addition to all other terms and
conditions set forth in this Agreement, the issuance of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit which Client requests, be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Heller. The expiration date of each Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

                  (e) Client shall give Heller at least three (3) business days prior notice specifying the date a Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit being requested. No extensions, modifications, or amendments to the Letter of Credit, the payment of which Heller has guarantied, shall be made without Heller's prior written consent. The Letter of Credit shall be drawn for valid purchases of merchandise or for the other purposes specifically identified on Schedule 3.2(e) and shall be issued for payment at sight. The execution hereof by Client shall be a continuing authorization and direction to Heller to pay any draft presented with respect to a Letter of Credit guarantied by Heller from any of Client's funds in Heller's hands or under Heller's control and such payment shall be considered made for Client's benefit and at Client's request.

                  (f) Client's obligation to reimburse Heller for payments made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                           (i)      any lack of validity or enforceability of
any Letter of Credit or any other agreement;

                           (ii)     the existence of any claim, set-off, defense
or other right which Client, any of its Affiliates or Heller, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any persons for whom any such transferee may be acting), Heller or any other person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Client or any of its Affiliates and the beneficiary of the Letter of Credit);

                           (iii)    any draft, demand, certificate or any other
document presented under any Letter of Credit, forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     payment under any Letter of Credit against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that, in the case of any payment by Heller under any


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Letter of Credit, Heller has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit;

                           (v)      any other circumstance or happening
whatsoever, which is similar to any of the foregoing; or

                           (vi)     the fact that a Default or an Event of
Default shall have occurred and be continuing.

                  (g) As between the parties hereto, Client assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, Heller shall not be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Heller under any Letter of Credit, Heller has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (g) for the credit of the proceeds of any drawing under any Letter of Credit; or (h) for any consequences arising from causes beyond Heller's control. None of the above shall affect, impair, or prevent the vesting of any of Heller's rights or powers hereunder.

                  (h) In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Heller under or in connection with any Letter of Credit if taken or omitted in good faith, shall not put Heller under any resulting liability to Client.

                  (i) Client shall comply with all of the terms and conditions imposed upon Client by the Bank, whether such terms and conditions are contained in the application for such Letter of Credit or any agreement with respect thereto.

                  (j) In the event Client fails to pay to Heller, upon demand, the total amount of any Letter of Credit Guaranty incurred by Heller on Client's behalf in connection with any such Letter of Credit Guaranty, Heller shall have, in addition to its


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rights under the Uniform Commercial Code and under this Agreement, the same rights as the Bank may have under any agreement relating to the issuance of the Letters of Credit supported by such Letter of Credit Guaranty, each such agreement being incorporated herein by reference, including, but without limitation, the right to dispose of any and all Letters of Credit, and any and all goods represented thereby, without further notice to Client, at public or private sale and in accordance with the provisions hereof, for such price or prices and upon such terms and conditions as Heller deems proper, and to apply the net proceeds to the Obligations, as applicable, and Client hereby waives any requirement of law for notice, advertising, or other formalities in connection with any such sale or sales. Heller shall have the right to buy any such Letters of Credit or goods represented thereby at any such sale.

                  (k) Each Loan Party hereby unconditionally agrees to indemnify Heller and hold Heller harmless from any and all losses, claims, or liabilities arising from any transactions or occurrences relating to any Letter of Credit Guaranties, and any drafts or acceptances in connection therewith, and all obligations incurred in connection therewith, including any such loss or claim due to any action taken or omitted by the Bank. Each Loan Party's unconditional obligations to Heller hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Each Loan Party agrees that any charges made to Heller for Client's account by the Bank shall be conclusive as between the parties hereto and may be charged to Client's account hereunder. Each Loan Party hereby agrees that any action taken by Heller, if taken in good faith, or any action taken by any Bank, under or in connection with the Letter of Credit Guaranties, the drafts or acceptances in connection therewith, or the Collateral relating thereto, shall be binding on each Loan Party as to Heller and shall not impose any resulting liability on Heller.

         3.3.     (a)      In no event shall the total amount of Revolving Loans
and Letter of Credit Reserve exceed the Revolving Loan Maximum. To the extent that, at any time, the foregoing limit is exceeded, Client shall pay on demand any and all amounts necessary to reduce the aggregate outstanding Revolving Loans and Letter of Credit Reserve to or below the Revolving Loan Maximum.

                  (b) In no event shall the total amount outstanding of Advances, Revolving Loans, Letter of Credit Reserve, Ledger Debt, and any other Obligations exceed the Maximum Obligations. To the extent that, at any time, the foregoing limit is exceeded, Client shall pay on demand any and all amounts necessary to reduce the aggregate outstanding Obligations to or below such amount.


SECTION 4. INTEREST AND COLLECTION CLEARANCE CHARGE/FEES AND EXPENSES

         4.1. Client will pay Heller interest on the Daily Balance of outstanding Advances and Revolving Loans at the Applicable Interest Rate. Interest will be calculated daily and will be paid by Client or charged to Client's account monthly at the end of each month. For purposes of interest calculations hereunder, Client shall receive credit for all funds received by Heller from Client or on Client's behalf, including the Collected Amount of Accounts that is credited to Client's account, on the Collection Date. For purposes of


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availability of Advances, and Revolving Loans, and the issuance of Letter of
Credit Guaranties, Client shall receive credit for any such funds on the date such funds become immediately available for Heller's use. The Applicable Interest Rate will also be charged to Client on all other Obligations except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in the Base Rate will result in an adjustment to the Applicable Interest Rate on the next Business Day. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. After the occurrence of an Event of Default and for so long as such Event of Default continues, all Obligations under the Loan Documents will, at Heller's option, bear interest at a rate per annum equal to the Default Rate.

         4.2. In no event will the total amount of interest received by Heller pursuant to the terms of this Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

         4.3. If funds remain with Heller past the Payment Date and there are no outstanding Advances, Revolving Loans, or other Obligations ("Matured Funds"), Heller will credit Client's account with interest on such Matured Funds at the rate per annum equal to the Base Rate minus three percent (3%).

         4.4. If an Account or any payment is charged back to Client after the Collection Date or Approved Payment Date, Client will pay Heller interest at the Advance Interest Rate on the Net Amount of such Account or on such payment from the Payment Date to the charge back date.

         4.5. At the time Heller purchases an Account, Heller will charge Client's account with a factoring commission of seven tenths of one percent (0.7%) of the Net Amount of each Account. On Accounts bearing terms in excess of sixty (60) days, the factoring commission will be increased by one-quarter of one percent (.25%) for each thirty (30) days or part thereof that the stated terms exceed sixty (60) days.

         4.6. Client will pay to Heller or Heller may charge Client's account (i) wire transfer fees for all wire transfers, (ii) all data transmission telephone charges relating to Transmissions, (iii) exchanges on checks, charges for returned items, and all other bank charges, (iv) all Costs,
(v) all other amounts owing by Loan Parties to Heller under this Agreement, and
(vi) all other Obligations.

         4.7. Heller shall charge Clients for each audit (a) Heller performs (utilizing an internal auditor) at a rate of $550.00 per auditor per day or any portion thereof, together with out-of-pocket expenses and (b) Heller performs (utilizing an independent auditor) at the daily rate charged by such independent auditor, together with out-of-pocket expenses, not to exceed an aggregate amount (with respect to the foregoing clause "(a)" and this clause "(b)" on a combined basis) equal to $4,500 (exclusive of out-of-pocket expenses) per Contract Year (absent the occurrence of a Default or an Event of Default).

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         4.8.     Client shall pay to Heller on the Effective Date a closing fee in the amount of $25,000 and a due diligence fee of $10,000.

         4.9.     [Intentionally Omitted.]

         4.10. If Client terminates this facility in full prior to the Termination Date, at the time of such termination, Client shall pay to Heller, as compensation for the costs of being prepared to make funds available to Client under this Agreement, and not as a penalty a termination fee as follows:

                         If Termination Occurs                           Fee
                         ---------------------                           ---
                  From the Effective Date through June 30, 1998    $160,000
                  From July 1, 1998 through December 31, 1998      $120,000
                  From January 1, 1999 through June 30, 1999       $ 80,000
                  From July 1, 1999 through December 31, 1999      $ 40,000
                  From January 1, 2000 and thereafter              $      0


         4.11. Client shall pay to Heller an annual administration fee of $6,000 which shall be payable in equal monthly installments of $500, commencing on January 1, 1998 and on the first day of each month thereafter during the term of this Agreement.

         4.12. Client shall pay to Heller a fee with respect to Letters of Credit in the amount of (a) one quarter of one percent (.25%) of the face amount thereof upon causing the opening of a Letter of Credit and (b) one eighth of one percent (.125%) for each thirty (30) days or part thereof that such Letter of Credit remains outstanding payable monthly in arrears on the first day of each month. Client shall also reimburse Heller for any and all fees and expenses, if any, paid by Heller to the issuer of Bank Letters of Credit.




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SECTION 5. ADMINISTRATION

         5.1.     (a)      Client will, from time to time, (i) execute and
deliver to Heller confirmatory schedules of Accounts assigned to Heller (each an "Assignment Schedule"), together with one copy of each invoice, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require or (ii) transmit to Heller by Transmission information concerning Accounts in a format acceptable to Heller and, upon Heller's request, deliver to Heller copies of invoices, acceptable evidence of shipment and such other documentation and proofs of deliver as Heller may require relating to Accounts so transmitted. Client will not will deliver Assignment Schedules in connection with Transmissions, but Client acknowledges and agrees that every invoice transmitted to Heller by Transmission will be deemed to have been sent pursuant to the terms and conditions of an Assignment Schedule. Each Client invoice relating to an Account and all copies and Transmissions thereof will bear a notice, in form satisfactory to Heller, that the Account has been sold and assigned to and is payable only to Heller. Client agrees that Client will not change such notice on invoices and will not direct its customers to pay Client or any third party amounts due under invoices. Client, at Heller's discretion, agrees to prepare and mail (or, when required, send by Transmission) all invoices relating to Accounts, but Heller may do so at Heller's option. Each Loan Party agrees to execute and deliver to Heller such further instruments of assignment, financing statements, and instruments of further assurance as Heller may reasonably require. Each Loan Party authorizes Heller to execute on such Loan Party's behalf and file such UCC financing statements as Heller may deem necessary in order to perfect and maintain the security interests granted by such Loan Party in accordance with this Agreement. Each Loan Party further agrees that Heller may file this Agreement or a copy hereof as such UCC financing statement.

                  (b) If any remittances are made directly to any Loan Party or any Loan Party's employees or agents, such Loan Party shall act as trustee of an express trust for Heller's benefit, hold the same as Heller's property, and deliver the same to Heller forthwith in kind. Heller, and/or such designee as Heller may from time to time appoint, are hereby appointed each Loan Party's attorney-in-fact to endorse such Loan Party's name on any and all checks or other forms of remittances received by Heller where such endorsement is required to effect collection and transmit notices to customers, in such Loan Party's or Heller's name, that amounts owing by them have been assigned and are payable directly to Heller; this power, being coupled with an interest, is irrevocable.

                  (c) Each Client will supply customers, in the format required by customers, with all forms, documents, certificates, etc. that customer requires to process the Account for payment. If Heller notifies any Client verbally and/or by Written Notice or Transmission that a customer which only accepts invoices for payment from Client through Transmission is requesting that such Client review its invoice data for correctness and re-transmit invoices by Transmission and if after thirty (30) days from the date of such Notice such invoices remain unposted to such customer's records, Heller will place the Accounts evidenced by such invoices in Dispute.

         5.2. On any day when Client desires to have an Advance or Revolving Loan made in accordance with Subsection 2.2 or 3.1 hereof, Client shall give Heller telephone

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notice of the requested Advance or Revolving Loan by 12:00 p.m. New York, New
York time. Heller shall not incur any liability to Client for acting upon any telephonic notice that Heller believes in good faith to have been given by a duly authorized officer or other person authorized to request Advances or Revolving Loans on Client's behalf or for otherwise acting in good faith under this subsection. Heller reserves the right, at its option, to not make any Revolving Loan pursuant to any telephonic notice unless Heller has also received the Borrowing Base Certificate for such day and all other documents required by
Section 5.3 by 12:00 p.m. (New York, New York) time.

         5.3. Each Loan Party will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Each Loan Party will promptly furnish Heller with such statements prepared by or for such Loan Party showing such Loan Party's financial condition and the results of their operations as Heller requests verbally or by Written Notice. Client and Parent will deliver to Heller the financial statements and other reports described below:

                  (a) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, Parent will deliver the consolidating balance sheet of Parent and its Reporting Subsidiaries as at the end of such period and the related consolidating statements of income, stockholders' equity, and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year and such financial statements shall have been reviewed by MR Weiser & Co. or such other firm of independent certified public accountants selected by Parent and reasonably acceptable to Heller to the extent Parent delivers reviewed financial statements to the Securities and Exchange Commission.

                  (b) Year-End Financials. As soon as available and in any event within one hundred and five (105) days after the end of each Fiscal Year, Parent will deliver to Heller Parent's and the Reporting Subsidiaries' consolidated annual financial statements and a report with respect to the financial statements issued by MR Weiser & Co. or such other firm of independent certified public accountants selected by Parent and reasonably acceptable to Heller, which report shall be unqualified as to Parent's and the Reporting Subsidiaries' going concern and scope of audit and shall state that (a) such consolidated financial statements present fairly Parent's and the Reporting Subsidiaries consolidated financial condition as at the dates indicated and the results of Parent's and the Reporting Subsidiaries' operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (c) Accountants' Reports. Promptly upon receipt thereof, Parent will deliver to Heller copies of all significant reports submitted to Parent by Parent's independent public accountants in connection with each of Parent's and the Reporting Subsidiaries' annual, interim, or special audit of the financial statements made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

                  (d) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (a), (b) and (c) and (2) of this subsection, Client and Parent will deliver to Heller a Compliance Certificate in form attached as Schedule 5.3.

                  (e) Access to Accountants. Parent authorizes Heller to communicate directly with its independent certified public accountants and authorizes such accountants to discuss Parent's and the Reporting Subsidiaries' financial condition and financial statements directly with Heller to the extent Parent delivers reviewed financial statements to the Securities and Exchange Commission.

                  (f)      Projections. Within thirty (30) days of the first six
(6) months of each Fiscal Year and Fiscal Year end, Parent and the Reporting Subsidiaries shall provide to Heller Projections for their next twelve (12) months of operations.

                  (g) Reports. On the Effective Date and within five (5) Business Days after the last day of each month and from time to time upon Heller's request, Client will deliver, and at Heller's request each other Loan Party will, deliver to Heller with respect to each Loan Party, as applicable:
(i) a list of open orders, (ii) an Inventory and Reconciliation Report, (iii) an aged trial balance of all then existing accounts payable; and (iv) a schedule of all outstanding Letters of Credit and acceptances listing opening date, expiration date, face amount (and a letter supported by Heller or Client's affiliate). All such reports shall be in form and substance satisfactory to Heller. If Heller requests, each Loan Party agrees to provide Heller with copies of all of such Loan Party's bills of lading or proofs of delivery and supplier invoices and receiving evidence and of such Loan Party's sales registry, sales journal, or other information regarding sales, including customer open order reports.

                  (h) Borrowing Base Certificates, Registers, and Journals. On Monday of each week, Client shall deliver to Heller (i) a Borrowing Base Certificate as of Friday of the previous week updated to reflect each Loan Party's most recent purchases of Inventory and sales and, at Heller's request an assignment schedule of all Accounts created by Client since submission of the most recent Borrowing Base Certificate; (ii) an invoice register or sales journal describing all of Client's Loan Party's sales for that day, in form and substance satisfactory to Heller, and, if Heller so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (iii) a cash receipts journal.

                  (i) Appraisals. At Heller's request, each Loan Party, at such Loan Party's expense, will obtain and deliver to Heller appraisal reports in form and substance and from appraisers satisfactory to Heller, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral; provided, however, so long as no Event of Default shall then be in existence, no such Loan Party shall be required to obtain and deliver any such appraisal report in the event the aggregate expenses incurred by the Loan Parties under this clause "(i)" (with supporting backup for such expenses delivered to Heller) during any Contract Year exceed $16,000; provided, further, in connection with any such appraisal Heller shall use its reasonable efforts to instruct the applicable appraiser to conduct such appraisal in a manner which would not reasonably be expected to interfere with the ordinary operation of such Loan Party's business.

         5.4. If Heller determines that the credit standing of a customer has deteriorated after Heller has assumed the Credit Risk on an Account, Client will, at Heller's request, exercise such rights as Client may have to reclaim or stop the goods in transit, and Client hereby grants to Heller the right to take such steps in Client's or Heller's name.

         5.5. Heller will render a monthly statement of account to Client within twenty (20) days after the end of each month. Such statement of account will constitute an account stated unless Client makes objection thereto by Written Notice within forty-five (45) days from the date such statement is rendered to Client.

         5.6. Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about any Loan Party.

         5.7.     (a)      Each Advance and Revolving Loan to Client hereunder
shall be deposited in immediately available funds in such account as Client may from time to time designate to Heller in writing. Unless payment is otherwise timely made by Client, the becoming due of any amount required to be paid under this Agreement or any other documents as principal, accrued interest, or fees shall be deemed irrevocably to be a request by Client for an Advance or a Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest, and fees, and the proceeds of each such Advance or Revolving Loan if made by Heller shall be disbursed by Heller by way of direct payment of the relevant Obligation.

                  (b) All requests for funds by Client shall first be accounted for as Advances, to the extent of availability of Advances, and then as Revolving Loans, to the extent of availability of Revolving Loans.

         5.8. Each Loan Party shall permit Heller and any authorized representatives designated by Heller to visit and inspect any of the properties of such Loan Party or any of such Loan Party's Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and business with its and their officers at such times during normal business hours and as often as Heller requests. (Each Loan Party acknowledges that Heller intends to make such inspections on at least a quarterly basis.) Heller may, at any time after the occurrence and declaration of an Event of Default and acceleration of the Obligations, remove from such Loan Party's premises all such records, files, and books relating to Accounts.


SECTION 6. CONDITIONS

         6.1. Heller's obligation to make Revolving Loans, Advances, and issue Letter of Credit Guaranties hereunder on the Effective Date and thereafter are subject to satisfaction of all of the conditions set forth below:

                  (a) Heller shall have received, in form and substance satisfactory to Heller, the duly executed Loan Documents and all other documents, instruments, and information and agreements, notes, guarantees, certificates, orders, authorizations, financing statements, mortgages, and other documents which Heller may at any time reasonably request, including, but not limited to, appropriate landlord and licensor consents and waivers and evidence of insurance.

                  (b) Heller shall have received satisfactory evidence that all security interests and liens granted to Heller pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens in the Collateral.

                  (c) The representations and warranties contained herein must be true, correct, and complete in all material respects on and as of the Effective Date and the date of each request for an Advance or a Revolving Loan to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date or such changes thereto which have been expressly consented to in writing by Heller. Any Loan Party may at any time amend any Schedule referred to in this Agreement, provided that in no event may any Loan Party amend any such Schedule if the existence of the information contained in such amendment would reflect or evidence a Default or Event of Default or if the information contained in such amendment relates to a fact or circumstance occurring prior to such amendment and the applicable Loan Party was required under the terms of this Agreement to give prior notice to Heller and such proper notice was not so given.

                  (d) No event shall have occurred and be continuing or would result from the consummation of the requested Advance or Revolving Loan or notice requesting issuance of a Letter of Credit that would constitute a Default or an Event of Default.

                  (e) No order, judgment, or decree of any court, arbitrator, or governmental authority shall purport to enjoin or restrain Heller from making Advances or Revolving Loans or issuing any Letters of Credit Guaranties.

                  (f) Except as set forth on Schedule 6.1(f), there shall not be pending or, to Client's knowledge, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration by, against, or affecting Client or any of its Subsidiaries or any of Client's property or any of Client's Subsidiaries' properties that has not been disclosed by Client in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration that, in Heller's opinion, would reasonably be expected to have a Material Adverse Effect.

                  (g) The Acquisition shall have been completed on terms and conditions satisfactory to Heller.

                  (h) Heller shall have received (i) a subordination agreement with each of Mr. Hong Han and Ms. Della Rounick with respect to indebtedness owing to them by HG, (ii) a subordination agreement with Mr. Hong Han with respect to indebtedness owing to him by NN, (iii) [a subordination and intercreditor agreement with Cho Hung Bank of New York, (iv) a subordination and intercreditor agreement with Mr. Hong Han and (v) an agreement with each Licensor, each of which shall be in form and substance satisfactory to Heller.


SECTION 7. REPRESENTATIONS, WARRANTIES, AND COVENANTS

         7.1. Each Client represents, warrants, and covenants as to each Account that, at the time of its sale and assignment to Heller, the Account is a valid, bona fide Account, representing an undisputed indebtedness incurred by the named customer for goods actually sold and delivered or for services completely rendered; the Account is payable in United States dollars; there are no set offs, offsets, counterclaims, or other defenses, genuine or otherwise, to the payment or collection of the Account; the Account does not represent a sale to any Client's Subsidiaries or Affiliates other than Accounts arising out of any Client's sale to any other Loan Party of Inventory in the ordinary course of business for retail sale, directors, officers, agents, stockholders, or employees or a consignment sale, guaranteed sale or bill and hold transaction or a cash on delivery sale (other than in connection with the sale by any Client to any other Loan Party of Inventory in the ordinary course of business for retail sale); no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); such Client is the lawful owner of the Account and has the right to sell and assign the same to Heller; the Account is free of all security interests, liens, and encumbrances (including tax liens) other than those in favor of Heller and Permitted Encumbrances; and the Account is due and payable in accordance with its terms.

         7.2. Except for Permitted Encumbrances, no Loan Party will grant or suffer to exist in favor of any other party other than Heller any Lien upon or security interest in the Collateral.

         7.3. All books and records pertaining to the Accounts or to any Inventory owned by each Loan Party will be maintained solely and exclusively at the above address or the addresses set forth on Schedule 7.8 hereof and no such books and records shall be moved or transferred without giving Heller thirty
(30) days prior Written Notice.

         7.4. After Heller's request, each Loan Party will hold all returned, replevied, or reclaimed goods relating to Accounts coming into such Loan Party's possession in trust for Heller and all such goods will be segregated and identified as held in trust for Heller's benefit and each Loan Party will, at Heller's request, and at such Loan Party's expense, deliver such goods to such place or places as Heller may designate.

         7.5.     (a)      The trade names or styles set forth on Schedule 7.5
are the only trade names or styles under which the Loan Parties transact business or have transacted business during the last five (5) years; Accounts sold to Heller hereunder and represented by invoices bearing such trade names or styles are wholly-owned by the applicable Loan Party; the undertakings, representations, and warranties made in connection therewith will be identical to and of the same force and effect as those made with respect to invoices bearing such Loan Party's corporate name; each Loan Party's use of any trade names or styles is in compliance with all laws regarding the use of such trade names or styles. Each Loan Party will give Heller thirty (30) days prior Written Notice of the change of any trade name or style or such Loan Party's use of any new trade name or style.

                  (b) Each Loan Party hereby assigns, transfers, and conveys to Heller, effective upon the occurrence of any Event of Default hereunder and acceleration of the Obligations, the non-exclusive right and license to use all trade names or styles owned by such Loan Party and, to the extent such Loan Party has the legal right to do so, a license to use all tradenames or styles not owned but used by such Loan Party, together with any goodwill associated therewith, all to the extent necessary to enable Heller to realize on any assets of such Loan Party in which such Loan Party has granted Heller a security interest. Such right and license is granted free of charge without requirement that any monetary payment whatsoever be made to such Loan Party or any third party by Heller.

         7.6. No discounts, credits, or allowances will be issued, granted, or allowed by Client to customers and no returns will be accepted without Heller's prior written consent; provided, however, that until Heller notifies such Client to the contrary, such Client may presume Heller's consent. Discounts, credits, or allowances once issued may be claimed only by the customer.

         7.7. After giving effect to the Acquisition and the transactions contemplated by this Agreement, each Loan Party is a corporation or limited liability company, as applicable, duly formed and, except as set forth on
Schedule 7.7, in good standing under the laws of the State of its formation and qualified in all States where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; the execution, delivery, and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, any Loan Party's corporate charter, by-laws, certificate of formation, operating agreement or any agreement or order by which such Loan Party is bound; no Loan Party is, to the best of such Loan Party's knowledge, in violation of any law, ordinance, rule, regulation, order, or other requirement of any government or instrumentality or agency thereof.

         7.8. No Loan Party shall change its corporate name or the location of its office or open any new offices without giving Heller at least thirty (30) days prior Written Notice. At the present time, each Loan Party carries on business and maintains Inventory only at the above address and the addresses set forth on Schedule 7.8 applicable to such Loan Party.

         7.9. Except for sales of Inventory in the ordinary course of each Loan Party's business, no Loan Party shall sell, lease, transfer, or otherwise dispose of all or substantially all of such Loan Party's property or assets, or acquire assets of (outside the ordinary course of business purchases), consolidate with or merge into or with any corporation or entity without Heller's prior written consent; provided, however, with prior written notice to Heller any Loan Party (other than a Client) may merge with any other Loan Party (other than a Client).

         7.10. Each Loan Party covenants and agrees that until payment in full of all Obligations, each such Loan Party shall comply with all covenants in this Section 7.10. All of the following covenants shall be calculated on a consolidated basis with respect to Parent and Reporting Subsidiaries.

                  (a) Tangible Net Worth. Parent and Reporting Subsidiaries shall at the end of each Fiscal Quarter set forth below maintain Tangible Net Worth of not less than the amount set forth opposite such Fiscal Quarter end as follows:

                           Fiscal Year Ending:               Tangible Net Worth:
                           -------------------               -------------------
                           5/31/98                           $ 4,250,000
                           5/31/99                             7,000,000
                           5/31/00                            10,500,000
                           5/31/01 and each Fiscal Year       15,500,000
                           end thereafter



                  (b) Working Capital. Parent and Reporting Subsidiaries shall at the end of each Fiscal Quarter maintain Working Capital of not less than $2,200,000.

                  (c) Current Ratio. Parent and Reporting Subsidiaries shall maintain at the end of each Fiscal Quarter a Current Ratio of not less than 1.30 to 1.00.

                  (d) Capital Expenditure Limits. The aggregate amount of the Loan Parties' Capital Expenditures on a consolidated basis (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed $300,000 per Fiscal Year. In the event that any Loan Party enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on such Loan Party's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that such Loan Party enters into such Capital Lease or contract. Permitted Capital Expenditures not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year, provided, however, any carried over Capital Expenditure will be deemed used only after all otherwise permitted Capital Expenditures for that Fiscal Year have been used.

         7.11. In order to induce Heller to enter into this Agreement and to make Advances, and Revolving Loans, and issue Letter of Credit Guaranties, each Loan Party represents and warrants to Heller that the following statements are and at all times will be true, correct, and complete:

                  (a) There are no judgments outstanding, against, or affecting any Loan Party's property nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration now pending or, to the best of such Loan Party's knowledge after due inquiry, threatened against or affecting any Loan Party or any of its property which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that such Loan Party is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect.

                  (b) All of each Loan Party's material tax returns and reports required to be filed have been timely filed (including permitted extensions), and all taxes, assessments, fees, and other governmental charges upon each Loan Party and upon each Loan Party's respective properties, assets, income, and franchises which are shown on such returns as due and payable have been paid when due and payable, other than any tax which such Loan Party is contesting in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such Loan Party has established appropriate reserves as shall be required in conformity with GAAP. No Loan Party's United States income tax returns are under audit as of the date of this Agreement. No tax liens have been filed and no claims are being asserted with respect to any such taxes which have not been discharged, released, vacated, bonded, or stayed within ten (10) days after the filing thereof. The charges, accruals, and reserves on any Loan Party's books in respect of any taxes or other governmental charges are in accordance with GAAP.

                  (c) Except as set forth on Schedule 7.11(c), no Loan Party is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of such Loan Party's contractual obligations and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, where such default could reasonably be expected to have a Material Adverse Effect.

                  (d) No Loan Party is in violation of any law, ordinance, rule, regulation, order, policy, guideline, or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of such Loan Party's business or the ownership of such Loan Party's properties, including, without limitation, any violation relating to any use, release, storage, transport, or disposal of any hazardous material, which violation would subject such Loan Party or any of such Loan Party's respective officers to criminal liability or have any Material Adverse Effect and no such violation has been alleged.

                  (e) All information furnished to Heller concerning the Collateral, Accounts, Inventory, contracts relating thereto, and proceeds thereof, each Loan Party's financial condition or otherwise, is and will be complete, accurate, and correct in all material respects at the time the same is furnished.

                  (f) All covenants, representations, and warranties contained in this Agreement shall be true and correct on the Effective Date and shall be deemed continuing, other than any representation or warranty limited by its terms to a specific date or such changes thereto which have been expressly consented to in writing by Heller.

         7.12. Each Loan Party will maintain or cause to be maintained in good repair, working order, and condition all material properties used in such Loan Party's business and will make or cause to be made all appropriate repairs, renewals, and replacements thereof. Each Loan Party has and will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, product liability, and property damage insurance with respect to such Loan Party's business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Heller, including business interruption insurance. At all times each Loan Party shall have and maintain insurance with respect to all Inventory, to the fullest extent of the insurable value thereof, against risks of fire, theft, sprinklers, and such other risks as Heller may require, in such form, for such periods, and written by such insurers as may be satisfactory to Heller, such insurance to bear endorsements, in form acceptable to Heller, naming Heller as additional insured and designating Heller as loss payee. Each Loan Party shall deliver to Heller promptly as rendered true copies of all monthly reports made to insurance companies under any reporting forms of insurance policies. If requested by Heller, originals of all such policies shall be delivered to and held by Heller for so long as any of the Obligations are unpaid or unperformed. After the occurrence of an Event of Default, Heller may act as agent for any Loan Party in making, adjusting, settling, instituting suit upon, and prosecuting claims regarding, obtaining, and canceling such insurance and in endorsing and collecting any drafts and other forms of payment. Except as to business record insurance, if any Loan Party fails to maintain such insurance, Heller may, but need not, obtain the same and charge the cost thereof to Client's Revolving Loan or Advances. The proceeds of any such insurance shall be applied in reduction of Client's Revolving Loan.

         7.13. All of the Inventory now owned or hereafter acquired by any Loan Party is and will be of good and merchantable quality, and each Loan Party is and will be the owner of such Inventory free from any lien, security interest, or encumbrance, except Permitted Encumbrances; that none of the Inventory is or will be stored with a bailee (hereinafter called "Warehouseman") without Heller's written consent, and, in such event, such Loan Party will immediately cause the Warehouseman to issue and deliver to Heller, should Heller so require, warehouse receipts or other documents in Heller's name and in form acceptable to Heller, evidencing the storage of such Inventory; that such Loan Party warrants and will defend the Inventory against all claims and demands of any persons at any time; and that such Loan Party has good, legal, and absolute right and power to pledge and grant liens and security interests in the Inventory to Heller. Except as set forth on Schedule 7.8, no Loan Party does nor shall, without Heller's prior written consent, maintain any Inventory at any contractor's location. To the extent any Loan Party uses contractors, such Loan Party shall execute such documents as Heller may request, and such Loan Party shall require its contractor to execute such documents as Heller may request in order for Heller to protect its security interest in any Inventory located at a contractor. Whenever any Inventory is located upon leased premises, the applicable Loan Party shall, at Heller's request, use reasonable efforts to cause the owner and lessor of such premises to execute and deliver to Heller consents and subordination's of lien in form acceptable to Heller.

         7.14.    Each Loan Party covenants and agrees:

                  (a) To notify Heller immediately of any event causing loss or depreciation (not previously reflected in the then current Borrowing
Base) in the value of Inventory and the amount of such loss or depreciation to the extent such loss or depreciation at any time exceeds $75,000 with respect to any item of Inventory or $150,000 with respect to all items of Inventory;

                  (b) To keep correct current stock, cost and sales records of such Loan Party's Inventory, accurately and sufficiently itemizing and describing the kinds, type, and quantities of Inventory and the cost and selling prices thereof, all of which records shall be continuously available to Heller for inspection, and Heller shall at all reasonable times have access to and the right to inspect and draw off data from any of such Loan Party's other books and records for the purposes of checking and verifying all such statements, stock, cost and sales records;

                  (c) At all reasonable times and from time to time, by or through any of such Loan Party's officers, agents, attorneys, or accountants, permit Heller to examine or inspect the Inventory wherever located and, for such purposes, to enter upon such Loan Party's premises or wherever any of the Inventory may be found; and

                  (d) Until the occurrence of an Event of Default, each Loan Party may use the Inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon, may use and consume any raw materials or supplies, the use and consumption of which is necessary in order to carry on such Loan Party's business, and may also sell the Inventory in the ordinary course of business. (A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt owing by any Loan Party to any person other than Heller.)

         7.15. Each Loan Party covenants and agrees that so long as any Obligations remain outstanding such Loan Party shall not, without Heller's prior written consent:

                  (a) Directly or indirectly create, incur, assume, guaranty (other than the guaranty by one Loan Party of the obligations for which another Loan Party is the primary obligor), or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except the Obligations, Permitted Intercompany Debt and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which such Loan Party is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Loan Party has established adequate reserves therefor, if appropriate under GAAP.

                  (b) Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty (other than pursuant to a Permitted Guaranty), endorse, or otherwise in any way become or be responsible for any obligations of any other person, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of Working Capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise.

                  (c) Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or any proceeds, income, or profits therefrom, other than Permitted Encumbrances.

                  (d) Except as set forth on Schedule 7.14(d), enter into or assume any agreement (other than this Agreement) prohibiting the creation or assumption of any Lien upon any of such Loan Party's properties or assets, whether now owned or hereafter acquired.

                  (e) Except as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party's Subsidiaries to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by such Loan Party or any of such Loan Party's Subsidiaries; (2) subject to subordination provisions, pay any indebtedness owed to such Loan Party's Subsidiaries or Affiliates; (3) other than in connection with Permitted Intercompany Debt, make loans or advances to any of such Loan Party's Subsidiaries or Affiliates; or (4) transfer any of such Loan Party's property or assets to any of such Loan Party's Subsidiaries or Affiliates, other than the sale of Inventory in the ordinary course of business for retail sale.

                  (f) Make or permit to exist investments in or loans to any other person except loans and advances to employees for moving, entertainment, travel, and other similar expenses in the ordinary course of business and in connection with Permitted Intercompany Debt.

                  (g) Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

                  (h) Except as set forth in Schedule 7.14(h), directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, or employee of any Affiliate, except for transactions in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms which are fully disclosed to Heller and which are no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm's length transaction with an unaffiliated person and for the sale of Inventory by any Client to any other Loan Party in the ordinary course of business for retail sale.

                  (i) From and after the Effective Date, engage in any business, other than the businesses of the type engaged in by such Loan Party or its Affiliates on the Effective Date.

                  (j) Establish any new bank accounts, or amend or terminate any agreement without Heller's prior written consent. As of the date hereof, each Loan Party maintains only those bank accounts set forth on Schedule 7.15(j).

                  (k) Change or amend the terms of the Subordinated Debt if the effect thereof would be to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Loan Party or Heller.

         7.16. Client shall use the proceeds of all Advances and Revolving Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Advance or Revolving Loan shall be used by any Loan Party or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, as amended.

         7.17. On and after that date which is thirty (30) days from the Effective Date, Client shall maintain key man life insurance covering Mr. Hong Han in the amount of $1,500,000, which policy shall contain a loss payable clause in form satisfactory to Heller naming Heller as loss payee and providing that all proceeds payable thereunder shall be payable in any event to Heller, unless written consent to the contrary is obtained from Heller.

         7.18. Each Loan Party shall provide Heller prompt Written Notice in the event the United States income tax returns of such Loan Party are under audit.

         7.19. Each entity set forth on Schedule 7.19 is an inactive Subsidiary of Parent (each, an "Inactive Subsidiary") conducting no business of any nature whatsoever and owning no assets. No Loan Party shall at any time during the term of this Agreement make loans to or investments in any such Inactive Subsidiary.


SECTION 8. DISPUTES, CHARGE BACKS, AND RESERVES

         8.1. With respect to any Account, upon the occurrence of a breach of any of the representations or warranties contained in Sections 7.1 and 7.2, or upon the assertion by a customer of a Dispute such Account may, at Heller's option, be charged back to Client. In the event Client does not, within fifteen
(15) days of Heller's request, deliver to Heller a copy of the invoice and such other information as Heller requests relating to an Account with respect to which information was transmitted to Heller through Transmission, Heller will have the right to charge back such Account to Client.

         8.2. Each Loan Party will notify Heller immediately by Written Notice in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from Client relating to an Account. After an Event of Default, Heller may, but is not obligated to settle, compromise, adjust, or litigate all such Disputes or returns upon such terms as Heller deems advisable. If any unadjusted Dispute delays the payment of any Approved Account when due, Heller will have the right, within sixty (60) days of the occurrence of such Dispute, to charge back to Client that Account.

         8.3. Heller may, at Heller's option, charge back to Client all amounts owing on Non-Approved Accounts which are not paid when due.

         8.4. Client will pay Heller or Heller may charge Client's account with the amount of any payment which Heller receives with respect to a Non-Approved Account if such payment is subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise.

         8.5. Client shall purchase promptly all Accounts charged back by Heller, provided, however, that until payment by Client to Heller of all monies due with respect to such charged back Account, title thereto shall remain with Heller. At such time as Client shall pay to Heller all monies due with respect to such charged back Account, title shall pass to Client subject, however, to Heller's security interest therein. Client agrees to indemnify and save Heller harmless from and against any and all loss, costs and expenses caused by or arising out of Disputed Accounts, including, but to limited to, collection expenses and attorneys' fees incurred with respect thereto.

         8.6. Heller may maintain such reserves as Heller, in Heller's sole discretion, deems advisable as security for the payment and performance of the Obligations, including, without limitation reserves for the amount of any Account which is subject to a Dispute.


SECTION 9. COLLATERAL SECURITY

         9.1. As security for all Obligations, each Loan Party hereby assigns and grants to Heller a continuing security interest, in and to all of such Loan Party's right, title, and interest on the following collateral, whether now owned or existing or hereafter acquired or arising and regardless of wherever located (the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin, and reclamation;
(B) Inventory (other than raw materials and work-in-process); (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing, or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment;
(H) Intellectual Property; (I) all of such Loan Party's deposit accounts maintained with any bank or financial institution; (J) all of such Loan Party's cash and other monies and property in the possession or under the control of Heller; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (L) all tax refunds from whatever sources; (M) products and proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property. Recourse to the Collateral herein provided shall not be required, and such Loan Party shall at all times remain liable for the payment and performance of all Obligations upon demand by Heller.


SECTION 10. EVENTS OF DEFAULT

         10.1. The occurrence of any of the following acts or events will constitute an Event of Default: (a) if any Loan Party fails to make payment of any of the Obligations when due, (b) if any Loan Party fails to make any remittance required by this Agreement, (c) if any Loan Party fails to perform or comply with any term or condition contained in subsections 5.3 (a), (b) or (c), 7.2, 7.10, 7.15 or 7.17, (d) if any Loan Party commits any breach of any of the terms, representations, warranties, covenants, conditions, or provisions of this Agreement, other than those set forth in subsection (c) above, or of any present or future supplement or amendment hereto or of any other agreement between any Loan Party and Heller and such Default is not remedied or waived within thirty
(30) days (other than the occurrences described in other provisions of this subsection 10.1 for which a different grace or cure period is specified or which constitutes immediate Events of Default), (e) any representation, warranty, certification, or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made, (f) if any Client becomes insolvent or unable to meet such Client's debts as they mature, (g) if any Loan Party delivers to Heller a false financial statement, (h) if any Client calls, or has called by a third party, a meeting of creditors, (i) if any bankruptcy proceeding, insolvency arrangement, or similar proceeding is commenced by or against any Client, (j) if any Client suspends or discontinues doing business for any reason, (k) if a receiver or trustee of any kind is appointed for any Client or any Client's property, (l) if any Loan Party fails to pay any of its taxes when due, other than (subject to clause "(q)" of this Section 10.1) any tax which such Loan Party is contesting in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (m) if any guarantor of any Loan Party's Obligations dies or becomes insolvent or has commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement, or similar proceeding, (n) if any guaranty of any Loan Party's Obligations is terminated or if there is a default under any such guaranty, (o) other than the change of ownership occurring on the Effective Date expressly contemplated by the Acquisition, if any change of ownership occurs with respect to more than (i) forty percent (40%) of Parent's capital stock or (ii) one hundred percent (100%) of any Loan Party's capital stock or membership interests, (p) if any Loan Party fails to pay when due any principal or interest on any Indebtedness or a breach or default occurs with respect to any Indebtedness if such failure to pay, breach, or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $200,000 to become or be declared due prior to its stated maturity, (q) if any Lien, money judgment, levy, assessment, seizure, or writ or warrant of attachment is entered or filed against any Loan Party with respect to the Accounts or any other Collateral in which such Loan Party has granted Heller a security interest or any of such Loan Party's assets and any such Lien, judgment, levy, assessment, seizure, or writ, or warrant of attachment remains undischarged, unreleased, unvacated, unbonded, or unstayed for a period of ten (10) days, (r) if any Loan Party sells, leases, transfers, or otherwise disposes of all or substantially all of such Loan Party's property, assets, or inventory, or consolidates with or merges into or with any corporation or entity or (s) if Mr. Hong J. Han shall at any time fail to act in the capacity as a principal officer and director of Parent and HGI.

         10.2.    (a)      (i)      Upon the occurrence and during the
continuance of an Event of Default, notwithstanding any grace period or right to cure, Heller, without notice or demand, may immediately cease making additional Advances, or Revolving Loans, or issue Letter of Credit Guaranties, provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, Heller's obligation to make such Advances, or Revolving Loans, or issue Letter of Credit Guaranties shall be reinstated.

                           (ii)     Upon the occurrence and during the
continuance of an Event of Default described in the foregoing subsections 10.1
(i) or (k), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, or other requirements of any kind, all of which are hereby expressly waived by each Loan Party and Heller's obligation to make Advances or Revolving Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Heller may, by Written Notice to Client on behalf of all Loan Parties, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the commitments shall thereupon terminate and
(b) demand that Client immediately deposit with Heller an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Heller to make payments under the Letters of Credit when required and such amount shall become immediately due and payable.

                  (b) In addition to the foregoing, upon the occurrence of an Event of Default, Heller shall have the right to:

                           (i)      take possession of the Collateral without
judicial process and to enter any premises without hindrance and without any Loan Party's consent where any Collateral may be located, for the purpose of taking possession of the Collateral; however, should Heller seek to take possession of any or all of the Inventory by court process, each Loan Party hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule, or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover possession thereof;

                           (ii)     sell or to otherwise dispose of all or any
Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with or without notice, demand, or advertisement, in lots or in bulk, for cash or on credit, all as Heller in its sole discretion may deem advisable; such sales may be adjourned from time to time with or without notice. If any Collateral is in process or otherwise unfinished, Heller may, but need not, complete the manufacturing or processing thereof, utilizing without charge each Loan Party's plant, machinery, equipment, and processes, and any expenses incurred in connection therewith shall be charged to Client's Revolving Loan. Heller shall have the right to conduct such sales on each Loan Party's premises or elsewhere and shall have the right to use each Loan Party's premises without charge for such sales for such term or times as Heller may see fit. Heller is hereby granted a lien and security interest in and the right to use (to the extent such Loan Party has the legal right to grant Heller such a license with respect to names such Loan Party does not own), without charge, each Loan Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trade marks and advertising matter, or any property of a similar nature, in completing the manufacturing, advertising for sale and selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to Heller's benefit. Heller reserves the right to purchase any Collateral at any such sale. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses, and reasonable attorneys' fees incurred by Heller for collection and for acquisition, completion, protection, removal, storage, sale, and delivery of each Loan Party's Collateral; second to the interest due upon the Obligations; and third to the principal of each Loan Party's Obligations. The surplus, if any, shall be paid to the applicable Loan Parties, or if any deficiency shall arise, each Loan Party shall remain liable to Heller therefor.

                  (c) Heller shall not be liable or responsible in any way for the safeguarding of any of said Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, Warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at each Loan Party's risk.

         10.3. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, EACH LOAN PARTY WAIVES (a) PRESENTMENT, DEMAND, AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION, OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND GUARANTIES AT ANY TIME HELD BY HELLER ON WHICH SUCH LOAN PARTY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER HELLER MAY DO IN THIS REGARD; (b) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING HELLER TO EXERCISE ANY OF ITS REMEDIES; AND (c) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, AND EXEMPTION LAWS.

         10.4. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, EACH LOAN PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY HELLER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH LOAN PARTY ACKNOWLEDGES THAT CLIENT

HAS BEEN ADVISED BY COUNSEL OF SUCH LOAN PARTY'S CHOICE WITH RESPECT TO THIS WAIVER AND THIS AGREEMENT.

         10.5. Heller shall not be under any obligation to marshal any assets in any Loan Party's favor or any other party or against or in payment of any or all of the Obligations. To the extent that a payment is made to Heller or Heller enforces its security interests or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

         10.6. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Heller, and each assignee of Heller's interest, is hereby authorized by each Loan Party at any time or from time to time, without notice to such Loan Party or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by Heller at any of Heller's offices for any Loan Party's account (regardless of whether such balances are then due to such Loan Party) and any other property at any time held or owing that Heller or its assignee to or for the credit or for Client's account against and on account of any of the Obligations then outstanding.

         10.7.    (a)      No provision in this Agreement or in any of the other
Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller or any Loan Party.

                  (b) Neither Heller, nor any of its parent, affiliates, officers, directors, shareholders, employees, attorneys, or agents shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them, upon any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue Heller or any of its parent, affiliates, officers, directors, shareholders, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby other than claims arising out of such party's gross (not mere) negligence or willful misconduct.

         10.8. Each Loan Party hereby assigns, transfers, and conveys to Heller, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or (to the extent such Loan Party has the legal right to do so with respect to Intellectual Property it does not own) used by such Loan Party together with any goodwill associated therewith, all to the extent necessary to enable Heller to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns, and transferees of Heller and its successors, assigns, and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. Such right and license is granted free of charge without requirement that any monetary payment whatsoever be made to Client by Heller.

         10.9. If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following:
(1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.


SECTION 11. TERM AND TERMINATION

         11.1. This Agreement will continue in force and effect for two (2) years from the Effective Date and shall renew for annual terms thereafter unless terminated by Client upon not less than thirty (30) days Written Notice but no more than sixty (60) days Written Notice prior to the end of the initial or any renewal term; provided, however, Heller may terminate this Agreement at any time by giving Client not less than sixty (60) days Written Notice. Upon termination, Client shall cause Heller to be released from all liability under the Letters of Credit, or, at Heller's option, Client will deposit cash collateral with Heller in an amount equal to one hundred five percent (105%) of the Letter of Credit Liability that will remain outstanding after repayment.

         11.2. Notice of termination shall be given by messenger, registered or certified mail, facsimile or commercial delivery service; provided, however, that Client shall not terminate this Agreement so long as Client is indebted or obligated to Heller in connection with any other financing arrangements. Notwithstanding any such Written Notice of termination, each Loan Party's and Heller's respective rights and obligations arising out of transactions having their inception prior to the date of termination of this Agreement will not be affected by the termination of this Agreement and all terms, provisions, and conditions hereof, including, but not limited to, the security interests hereinabove granted to Heller (including Heller's security interest in the Collateral arising, acquired, or created after the date of termination of this Agreement), will continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties, indemnities, and covenants made by each Loan Party herein (including, without limitation, the undertaking set forth in Section 8.4 hereof) will survive the termination of this Agreement.

SECTION 12. MODIFICATIONS

         12.1. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. This Agreement will be binding upon each Loan Party's and Heller's respective successors and assigns, but may not be assigned by any Loan Party without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder will operate as a waiver thereof or of any other right, privilege, or option. No waiver whatsoever will be valid unless in a Written Notice, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions will not be affected but will remain in full force and effect.


SECTION 13. GOVERNING LAW, VENUE, AND WAIVER OF JURY

         13.1. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         13.2. CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO HELLER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH LOAN PARTY, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         13.3. WAIVER OF JURY TRIAL. EACH LOAN PARTY AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. CLIENT AND HELLER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.


SECTION 14. APPLICATION OF PAYMENTS

         14.1. All payments made by or on behalf of any Loan Party and all credits due to any Loan Party may be applied and reapplied in whole or in part to any of the Obligations to the extent and in the manner that Heller may see fit.


SECTION 15. MISCELLANEOUS AND NOTICES

         15.1. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, the invalidity of such provision will not affect the validity of any other provision of this Agreement and all other provisions of this Agreement which are otherwise lawful and valid shall remain in full force and effect.

         15.2. Any Written Notice to be given under this Agreement (or such other address as may have been designated in a Written Notice) will be in writing addressed to the respective party as set forth in this Agreement and will be personally served, telecopied, or sent by overnight courier service or United States mail and will be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York, New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, on the day of delivery or refusal; or (d) if by United States mail, certified mail, return receipt requested, on the day of delivery or refusal, four (4) Business Days after depositing the same in the United States mail, postage prepared and properly addressed.

         15.3. Each Loan Party agrees to jointly and severally indemnify, pay and hold Heller and its parent, officers, directors, shareholders, employees, agents, affiliates, and attorneys and such holders (collectively called the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Documents, the consummation of the transactions contemplated by this Agreement, Heller's agreement to make the Advances, and Revolving Loans, and issue Letter of Credit Guaranties hereunder, the use or intended use of the proceeds of any of the Advances or Revolving Loans or the exercise of any right or remedy hereunder or under any other Loan Documents (the "Indemnified Liabilities"); provided that no Loan Party shall have any obligation to an Indemnitee hereunder with respect or Indemnified Liabilities arising from willful misconduct or gross (not mere) negligence of that Indemnitee as determined by a court of competent jurisdiction.

         15.4. This Agreement, together with any and all other Loan Documents, constitutes the final and entire agreement between the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto and no amendment, modification, termination, or waiver of any provision of this Agreement or of any other Loan Documents, or consent to any departure by any Loan Party therefrom, shall be effective unless the same shall be by Written Notice.


SECTION 16. DEFINITIONS

         16.1. The defined terms used in this Agreement shall have the following meanings:

         "Accounts" means all presently existing or outstanding and all hereafter created or acquired accounts (as defined in the UCC), contract rights, documents, notes, drafts, instruments, and other forms of obligations owed to or owned by any Loan Party arising or resulting from the sale of goods or the rendering of services by any Loan Party, all general intangibles relating thereto, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom, including, but not limited to, returned, reclaimed, and repossessed goods and the right of stoppage in transit, replevin, and reclamation.

         "Acquisition" means (1) the sale of all of the issued and outstanding shares of capital stock of NN to Parent and the issuance to Mr. Hong Han of not less than forty-four percent (44%) of the issued and outstanding capital stock of Parent and (2) the purchase of certain indebtedness presently due and owing by Parent to (a) Marine Midland Bank et al and (b) Ms. Vasiliki Della Pasvantidou Rounick.

         "Advance Availability" means the difference between (i) the Maximum Advance Amount and (ii) Advances outstanding.

         "Advance Interest Rate means the Base Rate plus one percent (1%).

         "Advances" means all Advances made by Heller to Client pursuant to Sections 2.2 and 2.3 hereof.

         "Affiliate" means any person (other than Heller): (a) directly or indirectly controlling, controlled by, or under common control with any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Loan Party; and (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Loan Party. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by", and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Interest Rate" means (a) the Advance Interest Rate with respect to Advances and (b) the Revolving Loan Interest Rate with respect to Revolving Loans.

         "Approved Account" means an Account representing a sale to a customer within the credit line established for such customer on Client's normal selling terms or within the single order credit approval given by Heller for orders from such customer provided that Delivery is completed while the credit line or single order credit approval remains in effect and which has not been charged back to Client.

         "Approved Payment Date" means the date which is one hundred twenty
(120) days after the due date for payment of an Approved Account.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of The Chase Manhattan Bank, Citibank or Bankers Trust Company, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

         "Borrowing Base" means, as applicable, the NN Borrowing Base, the HG Borrowing Base and the HRNL Borrowing Base.

         "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Client appropriately completed and in substantially the form of Exhibit A.

         "Business Day" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, or New York or is a day on which banking institutions located in any such states are closed.

         "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases entered into prior to the Effective Date, but including cash down payments for assets acquired under Capital Leases after the Effective Date) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

         "Collateral" has the meaning ascribed to that term in Section 9 hereof.

         "Collected Amount" means the amount received by Heller from a customer in payment of an Account up to the Net Amount of such Account.

         "Collection Date" means five (5) Business Days after the date on which Heller receives payment of an Account.

         "Compliance Certificate" means a certificate duly executed by Client's chief executive officer or chief financial officer appropriately completed and in substantially the form of Schedule 5.3.

         "Contract Year" means the twelve (12) month period immediately following the Effective Date and each anniversary thereof.

         "Costs" means all costs fees and expenses (including attorney's fees and the allocated costs of internal counsel) incurred by Heller in connection with (i) the creation, negotiation or administration of this Agreement, any related instrument, document or agreement, or any waiver, forbearance, amendment or modification thereof, (ii) the perfection, protection, preservation or enforcement of Heller's rights in any collateral in which Heller has been granted a security interest and (iii) all filing fees, filing taxes or search reports. Audit costs incurred by Heller and appraisal costs incurred by the Loan Parties shall be subject to the limitations set forth in Sections 4.7 and 5.3(I), as applicable.

         "Credit Risk" means the risk that a customer will be financially unable to pay an Account at maturity, provided that the merchandise has been received or services rendered and accepted by the customer without Dispute.

         "Current Ratio" means the ratio of current assets to current liabilities, provided, however, for purposes of this calculation, current assets shall not include intangibles, notes receivable, and amounts due from Affiliates and current liabilities shall exclude the Revolving Loan.

         "Daily Balance" means the outstanding balance of all monies remitted, paid, or otherwise advanced by Heller to Client or for Client's account plus all commissions, fees, charges, and expenses charged to Client's account in accordance with the terms hereof less all amounts credited to Client's account in accordance with the terms hereof.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Default Rate" means the Applicable Interest Rate plus three percent (3%).

         "Delivery" means the delivery of goods or performance of services in accordance with the terms agreed to in writing between the applicable Loan Party and a customer, provided that if no such terms are specified in writing, Delivery shall mean delivery of goods or performance of services at the customer's place of business.

         "Dilution" means the percentage calculated as of January 1, 1998 and as of the first day of each month thereafter resulting from dividing (a) the aggregate "chargebacks" made by Heller to Client's account hereunder over the immediately preceding three-month period (the "Period") by (b) the gross collections of Accounts over the Period.

         "Dispute" means a dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality, Delivery, or any claim or defense to collection or payment of an Account whatsoever other than financial inability of a customer to pay the Account.

         "Effective Date" means the date set forth below Heller's signature hereto.

         "Eligible Accounts" has the meaning assigned to that term in Section
2.2 hereof.

         "Eligible Inventory" has the meaning absorbed to that term in Section 3.1(a).

         "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

         "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Event of Default" means each of the events set forth in Section 10.1 hereof.

         "Fiscal Quarter" means each three month period ending on the last day of August, November, February and May of each Fiscal Year.

         "Fiscal Year" means the twelve month period ending on May 31 of each year.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Guarantor" means each Loan Party (other than Clients).

         "Guaranty" means collectively the continuing guaranty by Guarantors substantially in the form reasonably acceptable to Heller as such agreement may hereafter be amended, restated, supplemented, or otherwise modified from time to time.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Heller Clients" means any persons, corporations, partnerships, companies, associations, or entities (other than Client) which have entered into any other factoring, intercredit, or financing arrangements with Heller.

         "HG Borrowing Base" means an amount equal to the sum of, without duplication, up to (i) fifty percent (50%) of the HG Entities' Eligible Inventory bearing the Oleg Cassini or Black Tie by Oleg Cassini label, (ii) fifty percent (50%) of the HG Entities' Eligible Inventory in-transit from Hong Kong to the United States of America, (iii) sixty percent (60%) of the HG Entities' Eligible Inventory not covered by the foregoing clauses "(i)" or "(ii)" and (iv) fifty percent (50%) times the aggregate amount of outstanding Letters of Credit relating to finished goods Inventory of the HG Entities.

         "HG Entities" means, collectively, HG, H.R.I. Inc., European Collections of Reading Station, Inc., European Collections of Harriman, Inc., European Collections of Gilroy, Inc., European Collections of Chattanooga, Inc., European Collections Outlet, Inc., European Collections of Williamsburg, Inc., European Collections of Queenstown, Inc., and European Collections of Silverthorne, Inc.

         "HRNL Borrowing Base" means an amount equal to the sum of, without duplication, up to (i) fifty percent (50%) of HRNL's Eligible Inventory in-transit from Hong Kong to the United States of America, (ii) sixty percent (60%) of HRNL's Eligible Inventory not covered by the foregoing clause "(i)" and
(iii) fifty percent (50%) times the aggregate amount of outstanding Letters of Credit relating to finished goods Inventory of HRNL.

         "Indebtedness" means, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Loan Party is liable, contingently or otherwise, as obligor, guarantor, or otherwise or any commitment by which any Loan Party assures a creditor against loss, including, but not limited to, subordinated indebtedness, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases in respect of which obligations any Loan Party is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Loan Party assures a creditor against loss, and (c) any Loan Party's obligation to a multiemployer plan or any other unfunded pension obligations and liabilities with respect to any other plan.

         "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

         "Intercreditor Agreements" means (i) the Subordination and Intercreditor Agreement to be executed by Heller and Mr. Hong Han on the Effective Date and (ii) the Subordination and Intercreditor Agreement to be executed by Heller and Cho Hung Bank on the Effective Date, each in form and substance acceptable to Heller, as the same may be amended, modified and supplemented from time to time.

         "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by any Loan Party, wherever located including finished goods, raw materials, work in process, and other materials and supplies used or consumed in any Loan Party's business and goods which are returned to or repossessed by any Loan Party.

         "Inventory Report" means a report duly executed by an officer of Client appropriately completed and in substantially the form of Exhibit B.

         "Ledger Debt" means indebtedness owing by Client to Heller as a result of Heller's purchases of invoices evidencing sales to Client by Heller Clients.

         "Letter of Credit" has the meaning ascribed to that term in Section 3.2 hereof.

         "Letter of Credit Availability" means the sum of (a) Advances Availability and (b) Revolving Loan Availability, less the sum of all Advances, Revolving Loans, and Letter of Credit Reserves outstanding, but in no event in excess of the Letter of Credit Limit.

         "Letter of Credit Guaranty" has the meaning ascribed to that term in
Section 3.2 hereof.

         "Letter of Credit Liability" means the reimbursement and other liabilities of Client with respect to each Letter of Credit, whether contingent or otherwise, including (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) all unpaid interest, fees, and expenses.

         "Letter of Credit Limit" means $2,000,000.

         "Letter of Credit Reserve" means at any time an amount equal to (a) one hundred percent (100%) of the aggregate amount of Letter of Credit Liability with respect to all standby Letters of Credit outstanding at such time, plus (b) one hundred percent (100%) of the aggregate amount of Letter of Credit Liability with respect to all documentary Letters of Credit outstanding at such time, plus
(c) the aggregate amount theretofore paid by Heller under Letters of Credit and not debited to Client's account, otherwise reimbursed by Client.

         "Licensor" means each of Oleg Cassini, N.N.C.S. LLC, Constance Saunders and Vasiliki Della Pasvantidou Rounick.

         "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan Documents" means collectively this Agreement, the Guaranty, the Subordination Agreement, the Intercreditor Agreements and all other instruments, documents and agreements executed by or on behalf of the Loan Parties and delivered concurrently herewith or at any time hereafter to Heller in connection with the Advances or Revolving Loan and other transactions contemplated by this Agreement, all as amended, restated, supplemented, or modified from time to time.

         "Loan Party" means, collectively, each Client, Parent, H.R.I. Inc., N.N.C.S. LLC, NNCS-NJ LLC, European Collections of Reading Station, Inc., European Collections of Harriman, Inc., European Collections of Gilroy, Inc., European Collections of Chattanooga, Inc., European Collections Outlet, Inc., European Collections of Williamsburg, Inc., European Collections of Queenstown, Inc., and European Collections of Silverthorne, Inc.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets, or condition (financial or otherwise) of any Loan Party (other than any Client) taken as a whole together with all other Loan Parties (other than Clients) or any Client on an individual basis or (b) the ability of any Loan Party (other than any Client) taken as a whole together with all other Loan Parties (other than Clients) to perform their respective obligations under any Loan Document to which they are a party or of any Client on an individual basis to perform its respective obligations under any Loan Document to which it is a party or of Heller to enforce or collect any of the Obligations.

         "Maximum Advance Amount" means the lesser of (i) $20,000,000 or (ii) the percentage rate of Advances provided for in section 2.2 multiplied by the amount of Eligible Accounts, less any reserves established by Heller hereunder.

         "Maximum Obligations" means $20,000,000.

         "Maximum Revolving Loan Amount" means the lesser of (i) the appropriate percentage rate for Revolving Loans provided for in Section 3.1 hereof multiplied by the amount of Eligible Inventory, less any reserves established by Heller hereunder, (ii) $8,000,000 or (iii) forty percent (40%) of the total of all Advances and Revolving Loans outstanding, less any reserves established by Heller hereunder.

         "Net Amount" means the gross amount of an Account less the discount offered by Client and taken by Heller at the time Heller purchases such Account and less the amount of credit memos assigned by Client to Heller.

         "NN Borrowing Base" means an amount equal to the sum of, without duplication, up to (i) fifty percent (50%) of NN's Eligible Inventory in-transit from Hong Kong to the United States of America, (ii) sixty percent (60%) of NN's Eligible Inventory not covered by the foregoing clause "(i)" and (iii) fifty percent (50%) times the aggregate amount of all outstanding Letters of Credit relating to finished goods Inventory of NN.

         "Non-Approved Account" means (a) an Account with respect to which Heller has not issued a credit approval or has subsequently withdrawn a credit approval or (b) an Approved Account that has been charged back to Client.

         "Obligations" means all Revolving Loans, Advances, Indebtedness, debts, liabilities, obligations, covenants, and duties owing by Loan Party to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, Ledger Debt, and indebtedness arising under any guaranty made by any Loan Party for Heller's benefit or issued by Heller on any Loan Party's behalf.

         "Parent" means The He-Ro Group, Ltd., a Delaware corporation.

         "Payment Date" means the Collection Date or the Approved Payment Date as applicable.

         "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, Warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such Lien is permitted hereunder, (ii) the Indebtedness secured by any such Lien is permitted hereunder, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Heller, and (g) Liens set forth on Schedule 7.2.

         "Permitted Intercompany Debt" means loans and advances made by a Loan Party to another Loan Party in connection with ordinary course transactions among the Loan Parties consistent with past practice.

         "Projections" means Parent's and its Reporting Subsidiaries forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a GAAP basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Purchase Price" means an amount equal to the Net Amount of an Account, less factoring commissions, credits, (including, without limitation, merchandise returns and credit memos) charge backs, allowances, and all other fees and charges provided hereunder.

         "Reconciliation Report" means a report duly executed by Client's chief executive officer or chief financial officer appropriately completed and in substantially the form of Exhibit C.

         "Reporting Subsidiaries" means each Loan Party (other than Parent).

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any Loan Party's shares of any class of stock or membership interests, as applicable, now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any Loan Party's shares of any class of stock or membership interests, as applicable, now or hereafter outstanding, other than in accordance with the terms and provisions of the Subordination Agreement and the Intercreditor Agreements; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Loan Party's class of stock or membership interests, as applicable, now or hereafter outstanding; and (d) any payment by any Loan Party of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, other than ordinary salary and other compensation paid to employees of such Loan Party.

         "Retail Location" means each location identified on Schedule 3.1(a)(h).

         "Revolving Loan" means the loans extended to Client by Heller pursuant to Section 3 hereof and any amounts added to the principal balance pursuant to this Agreement.

         "Revolving Loan Availability" means the difference between (i) the Maximum Revolving Loan Amount and the (ii) (a) the sum of Revolving Loans outstanding and (b) Letter of Credit Reserves.

         "Revolving Loan Interest Rate" means the Base Rate plus one and one quarter percent (1.25%).

         "Revolving Loan Maximum" means $10,000,000.

         "Specified Finished Goods Inventory" means finished goods Inventory relating solely to the then most recent five Spring and Fall selling seasons of the applicable Client or other HG Entity. In determining the foregoing, each Spring season shall be deemed to commence on December 1 and end on May 31 of each calendar year and each Fall season shall be deemed to commence on June 1 and end on November 30 of each calendar year.

         "Subordinated Debt" means all Indebtedness owing by Client to Mr. Hong Han, and Ms. Vasiliki Della Pasvantidou Rounick.

         "Subordination Agreement" means the Subordination Agreement to be executed by each of Mr. Hong Han and Ms. Vasiliki Della Pasvantidou Rounick, in form reasonably acceptable to Heller, as amended, modified and supplemented from time to time.

         "Subsidiary" means, with respect to any person, any corporation, association, or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or a combination thereof.

         "Supplemental Amount" means $1,500,000.

         "Supplemental Amount Revolving Loans" means, with respect to any Client, Revolving Loans extended to such Client pursuant to Section 3 hereof in amounts in excess of its respective Borrowing Base.

         "Tangible Net Worth" means an amount equal to: (a) Parent's net worth as calculated (on a consolidated basis, together with the Reporting Subsidiaries) in accordance with GAAP; plus (b) the amount of any indebtedness owing to any person by any Loan Party which is subordinated to Heller; less (c) each Loan Party's intangible assets; less (d) each Loan Party's prepaid expenses; less (e) all obligations owed to any Loan Party by any Loan Party's Affiliates; and less (f) all loans by any Loan Party to any Loan Party's officers, stockholders, or employees.

         "Termination Date" means the date described in Section 11.1 hereof.

         "Transmission" means Transmission through Heller's proprietary system or through Electronic Data Interchange.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York as amended from time to time, and any successor statute.

         "Undrawn Supplemental Amount" at a particular date means with respect to any Client the Supplemental Amount minus the aggregate Supplemental Amount Revolving Loans then outstanding to all Clients.

         "Working Capital" means: (a) Parent and the Reporting Subsidiaries' current assets on a consolidated basis; less (b) Parent and the Reporting Subsidiaries' current liabilities on a consolidated basis; and less (c) the amount of any obligations owed to Parent or any Reporting Subsidiary by any such entity's Affiliates; and less (d) deferred tax assets.

         "Written Notice" means notice given in writing in accordance with
Section 15 hereof.

         16.2. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Heller pursuant to this Agreement shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any Accounting Changes (as defined below) shall occur and such changes affect the financial covenants, standards, or terms of this Agreement, then the Loan Parties and Heller each agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating each Loan Party's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by each Loan Party and Heller, (A) all financial covenants, standards, and terms of this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made and (B) each Loan Party shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by each Loan Party; (b) changes in accounting principles recommended by each Loan Party's certified public accountants; and (c) changes in carrying value of each Loan

Party's (or any Loan Party's Subsidiaries') assets, liabilities or equity accounts resulting from the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109). All such adjustments resulting from expenditures made subsequent to the Effective Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Effective Date liabilities) shall be treated as expenses in the period the expenditures are made.

         16.3. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 16.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Documents; references to persons include their respective permitted successors and assigns or, in the case of governmental persons, persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the Effective Date.

                                   THE HE-RO GROUP, INC.


                                   By: /s/ Sam Kaplan
                                       --------------------------------
                                   Title: Vice President
                                   FEIN:  13-3081323


                                   NAH NAH COLLECTION INC.


                                   By: /s/ Hong J. Han
                                       ---------------------------------
                                   Title: President
                                   FEIN:  13-3496777


                                   HRNL, INC.


                                   By: /s/ Sam Kaplan
                                       ----------------------------------
                                   Title: Vice President
                                   FEIN:  13-3579289


                                   THE HE-RO GROUP, LTD.

                                   By: /s/ Sam Kaplan
                                       -----------------------------------
                                   Title: Vice President
                                   FEIN:  13-3615898


                                   H.R.I. INC.

                                   By: /s/ Sam Kaplan
                                       -----------------------------------
                                   Title: Vice President
                                   FEIN:  13-3538741





                  [SIGNATURE LINES CONTINUED ON FOLLOWING PAGE]

                                   N.N.C.S. LLC


                                   By: /s/ Hong J. Han
                                       -----------------------------
                                   Title: President
                                   FEIN:  13-3959241


                                   NNCS-NJ LLC

                                   By: /s/ Hong J. Han
                                       -----------------------------
                                   Title: President
                                   FEIN:  22-3547302



                                   EUROPEAN COLLECTIONS OF
                                   READING STATION, INC.

                                   By: /s/ Sam Kaplan
                                       -----------------------------
                                   Title: Vice President
                                   FEIN:  22-3059212



                                   EUROPEAN COLLECTIONS OF
                                   HARRIMAN, INC.

                                   By: /s/ Sam Kaplan
                                       -----------------------------
                                   Title: Vice President
                                   FEIN:  22-2930464


                                   EUROPEAN COLLECTIONS OF GILROY,
                                   INC.

                                   By: /s/ Sam Kaplan
                                       -----------------------------
                                   Title: Vice President
                                   FEIN:  22-3045274

                  [SIGNATURE LINES CONTINUED ON FOLLOWING PAGE]

                                   EUROPEAN COLLECTIONS OF
                                   CHATTANOOGA, INC.


                                   By: /s/ Sam Kaplan
                                       -------------------------------
                                   Title: Vice President
                                   FEIN:  22-3004575


                                   EUROPEAN COLLECTIONS OUTLET, INC.


                                   By: /s/ Sam Kaplan
                                       ------------------------------
                                   Title: Vice President
                                   FEIN:  13-3253945


                                   EUROPEAN COLLECTIONS OF
                                   WILLIAMSBURG, INC.


                                   By: /s/ Sam Kaplan
                                       ------------------------------
                                   Title: Vice President
                                   FEIN:  13-3581029


                                   EUROPEAN COLLECTIONS OF
                                   QUEENSTOWN, INC.


                                   By: /s/ Sam Kaplan
                                       ------------------------------
                                   Title: Vice President
                                   FEIN:  13-3581037



                                   EUROPEAN COLLECTIONS OF
                                   SILVERTHORNE, INC.


                                   By: /s/ Sam Kaplan
                                       ------------------------------
                                   Title: Vice President
                                   FEIN:  13-3581032

                                   HELLER FINANCIAL, INC.


                                   By: /s/ Michael Raynor
                                       ------------------------------
                                   Title: Vice President
                                   EFFECTIVE DATE: December 24, 1997

                                    SCHEDULES



3.1(a)(h)         Retail Locations

3.2(e)            Non-Merchandise Letters of Credit

5.3               Compliance Certificate

6.1(f)            Litigation

7.2               Permitted Encumbrances

7.5               Trade styles/names

7.7               No Good Standing/Qualification

7.8               Locations

7.11(c)           Defaults

7.14(d)           Agreements Prohibiting Liens

7.14(h)           Affiliate Transactions

7.15(j)           Bank Accounts

7.19              Inactive Subsidiaries

                                    EXHIBITS




A                 Borrowing Base Certificates

B                 Inventory and Reconciliation Report